UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Republic Bancorp, Inc. held its Annual Meeting of Shareholders on Thursday, April 25, 2013 (“Annual Meeting”). The following matters were voted upon:

(1)	The election of Directors;
(2)	The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2013; and
(3)	Say on Pay - An advisory vote on the approval of named executive officer compensation.

The final number of votes cast with respect to each matter is set out below:

(1)	The election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non Votes
Steven E. Trager	34,570,388	297,350	2,827,905
A. Scott Trager	34,682,596	185,142	2,827,905
R. Wayne Stratton	34,692,710	175,028	2,827,905
Michael T. Rust	34,437,096	430,642	2,827,905
Sandra Metts Snowden	34,462,020	405,718	2,827,905
Susan Stout Tamme	34,386,940	480,798	2,827,905
Craig A. Greenberg	32,027,001	2,840,737	2,827,905

(2)	The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2013:

For	37,643,787
Against	36,181
Abstain	15,675
Broker Non Vote	-

(3)	Say on Pay – An advisory vote on the approval of named executive officer compensation:

For	34,311,158
Against	471,742
Abstain	84,839
Broker Non Vote	2,827,905

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: April 26, 2013	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

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